Exhibit 10.9
EXHIBIT A
CONVERTIBLE PROMISSORY NOTE
     THIS SECURITY AND THE SECURITIES RECEIVABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE OFFERING OF THIS SECURITY AND THE SECURITIES RECEIVABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REVIEWED OR APPROVED BY ANY STATE’S SECURITIES ADMINISTRATOR. THIS SECURITY AND THE SECURITIES RECEIVABLE UPON THE CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE COMPANY STATING THAT REGISTRATION, QUALIFICATION OR OTHER SUCH ACTIONS ARE NOT REQUIRED UNDER ANY SUCH LAWS.
     THIS SECURITY AND THE SECURITIES RECEIVABLE UPON THE CONVERSION HEREOF ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTIONS 8 AND 9 HEREOF.
AXCESS INC.
CONVERTIBLE PROMISSORY NOTE

$** **	January 31, 2003

     AXCESS Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay on January 31, 2005 (the “Maturity Date”) to the order of                     (hereinafter referred to as “Payee”), the aggregate principal amount of $**            **, (or such lesser amount if any of the principal amount has been converted by Payee or prepaid by the Company pursuant to the terms of this Note) together with interest on the unpaid principal balance hereof at an annual interest rate equal to seven percent (7%) compounded annually. This Convertible Promissory Note (the “Note”) is issued by the Company pursuant to the Bridge Financing Agreement dated as of January 31, 2003, by and between the Company and the Payee (the “Bridge Financing Agreement”). All capitalized terms not otherwise defined herein have the meaning ascribed thereto in the Purchase Agreement.
Definitions.
     “Affiliate” shall mean, with respect to any party, any Person directly or indirectly controlling, controlled by, or under common control with such party, and any officer, director or executive employee of such party.
     “Conversion Price” shall initially be sixty-five percent (65%) of the average closing price of a share of the Company’s common stock for the twenty (20) trading days preceding the given anniversary date, provided that the maximum conversion price shall be $2.00 (two dollars) per share and the minimum conversion price shall be $0.50 (fifty cents) per share, and the Conversion Price shall be subject to adjustment from time to time to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s shares of common stock.
     “Conversion Shares” is as defined in Section 3.
     “Note” shall mean this Convertible Promissory Note or any note or notes issued in renewal, restatement, extension, modification or replacement hereof including, without limitation, any note issued pursuant to Section 6.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, university, or unincorporated organization, or a government or any agency or political subdivision thereof.
     “Securities Act” shall mean the Securities Act of 1933, as amended, or any replacement thereof.

Optional Conversion of the Note. At each of January 31, 2004; January 31, 2005; and January 31, 2006 (each a “Conversion Date”), Payee may elect to convert one-third of the principal amount of the Note (plus accrued interest thereon) into shares of the Company’s common stock at the Conversion Price; provided that the Company has not, on or prior to each such Conversion Date retired one-third of the principal amount of the Note.
Conversion Mechanics. If Payee elects to convert one-third of the principal amount of the Note pursuant to Section 2 (a “Conversion Event”), then Payee shall provide written notice, and surrender the Note to the Company at the office of the Company. Upon such Conversion Event, the Company shall, as soon as practicable thereafter, deliver to Payee or to the nominee for Payee at its address provided by the Payee a certificate or certificates representing the shares of common stock of the Company into which the Note is convertible (the “Conversion Shares”) in the amount described herein and shall issue to Investor an amended version of this Note in which the principal amount of the Note shall be reduced to reflect the amount converted by the Investor. Such conversion will be deemed effected as of the effective time of the applicable Conversion Event, and Payee will be deemed to be the holder of the Conversion Shares as of such effective time. In connection with the conversion of part of this Note, the Payee will execute such documents as are reasonably requested by the Company, including such documents as may restrict the holder’s voting rights and/or the holder’s rights to transfer the Conversion Shares.
Payments. Payments of principal on this Note shall be made by check, or, if instructed by Payee in writing, directly by wire transfer to a bank designated by Payee without any presentment or notation of payment. If any payment on this Note shall become due on a Saturday, Sunday or a bank or legal holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day.
Prepayment. Subject to the Payee’s prior right to exchange this Note in accordance with the terms of this Note, this Note may be prepaid, in whole or in part, by the Company, without premium or penalty, at any time. Notice of any prepayment (a “Prepayment Notice”) must be delivered to the Payee at least twenty (20) days before the prepayment date. If this Note is prepaid, any such prepayment amount shall be applied first to all accrued and unpaid interest and the remainder to the outstanding principal amount of this Note. If the Company prepays less than all the amounts outstanding under this Note, the Company shall deliver to the Payee a replacement note of like tenor representing the remaining unpaid principal amount of this Note. From and after the date of any prepayment, interest shall cease to accrue on the portion of the principal amount of this Note so prepaid.
Replacement of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will issue a new Note of like tenor and amount, in replacement of such lost, stolen, destroyed or mutilated Note.
Governing Law. This Note will be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law principles. The Company and Payee agree that if a controversy or claim between them arises out of or in relation to this Note and results in litigation, the courts of United States of America located in the State of Delaware shall have jurisdiction to hear and decide such matter, and the Company and Payee hereby submit to the jurisdiction of such courts.
Restrictions on Transferability of Securities on Compliance with the Act. In addition to the restrictions on transferability set forth in Section 9, this Note cannot be publicly resold by the holder hereof without registration under the Securities Act and compliance with the prospectus delivery requirements thereof, or the availability of an exemption there from. This Note shall be stamped or otherwise imprinted with the legend set forth on the first page of this Note (in addition to any legend required under applicable state securities laws).
Assignment. In addition to the transfer restrictions set forth in Section 8, this Note may not be assigned by Payee without the prior written consent of the Company.
Entire Agreement. This Note, the Bridge Financing Agreement and the other writings referred to herein and therein contain the entire agreement among the Company and Payee with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, between the Company and Payee.

Note in Registered Form. This Note is issued in registered form as to both principal and interest pursuant to §5f.103-1 of Title 26 of the Code of Federal Regulations (the “Regulations”) and shall be initially registered on the books of the Company in the name of Payee. All interest and principal payable hereunder shall be paid only to persons or entities in whose name this Note is registered at the time of payment. Transfers of this Note and rights to payment of principal and interest will be effected only upon surrender of the Note to the Company and either the re-issuance by the Company of this Note to such new holder or the issuance by the Company of a new note to such new holder having the same terms and conditions as this Note. In order for any transfers of the Note to be effective, the change of registered ownership must be properly recorded on the Company’s books and records. The Payee shall not have the right to convert this Note to bearer form.

AXCESS INC.

By:

Name: Allan Griebenow
Title: Chief Executive Officer and President